UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2008
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported, the Compensation Committee (the “Committee”) of the Board of Directors of American Axle and Manufacturing Holdings, Inc. (“AAM”) had postponed many of the regular compensation actions relating to our executive officers, pending the conclusion of our recent contract negotiations with the United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”). Specifically, the Committee postponed consideration of the 2007 annual bonus payments for our executive officers in order to take into account the results of AAM’s negotiations with the UAW, as well as other factors relating to performance for 2007, in determining the payment amounts. Pending conclusion of the contract negotiations, the Committee also postponed grants of long-term incentive awards and consideration of annual base salary adjustments for our executive officers for 2008.
On May 23, 2008, we announced the ratification of new labor agreements with the UAW. The new agreements cover approximately 3,650 AAM associates at five facilities in Michigan and New York, and contain numerous changes that will structurally and permanently reduce AAM’s U.S. labor cost structure, improve AAM’s operating flexibility and increase capacity utilization. Following the announcement of the agreements, on June 25, 2008, the Committee made the determinations described below regarding the annual bonus payments, long-term incentive award grants and base salary adjustments for 2008.
Annual Bonus Payments
As previously disclosed, if calculated based solely on our financial performance in 2007, annual bonus payments to our named executive officers (other than the chief executive officer), under our Incentive Compensation Plan for Executive Officers, would have been 104% of target. The Committee decided to award higher annual bonus payments for 2007 in order to reward AAM’s leadership team for their accomplishments and commitment during a period of significant change in our industry and to motivate them. Thus, taking into account the successful resolution of our negotiations with the UAW, the executives’ individual contributions, and the recommendations of Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer, the Committee approved annual bonus payments to each of Michael K. Simonte, Group Vice President – Finance & Chief Financial Officer, Yogendra N. Rahangdale, Vice Chairman & Chief Technology Officer, David C. Dauch, President & Chief Operating Officer, and Patrick S. Lancaster, Vice President, Chief Administrative Officer & Secretary, ranging from 140% to 155% of the annual bonus payments that would have been paid if calculated solely based on financial performance.
The annual bonus payments were paid to the named executive officers on June 26, 2008 and are reflected in the updated 2007 Summary Compensation Table below.
The annual bonus payment for Mr. R.E. Dauch is paid under his employment agreement and is based on the Committee’s assessment of AAM’s performance as compared to that of our competitor peer group and such other factors as the Committee deems relevant in determining Mr. R.E. Dauch’s annual cash award. Under his employment agreement, Mr. R.E. Dauch is entitled to receive an annual bonus payment in the amount of three times his annual salary if AAM outperforms its competitor peer group by greater than the historical amount. Taking into account AAM’s strong financial performance in 2007, the structural transformation achieved under our new labor agreements with the UAW, and Mr. R.E. Dauch’s leadership role in these negotiations, the Committee approved a cash bonus for Mr. R.E. Dauch of $8,500,000.

Long-Term Incentives
As previously disclosed, the Committee approved a new long-term incentive grant program for 2008, under which our executive officers would receive awards with a total award value established by the Committee for the year. The annual target award value for Mr. Simonte, Mr. D.C. Dauch and Mr. Lancaster was 150% of the executive’s 2007 annual base salary. The annual target award value for Mr. Rahangdale was 300% of his 2007 annual base salary (consistent with the value of long-term incentive awards granted to him in prior years).
On June 25, 2008, the Committee awarded Mr. Simonte, Mr. Rahangdale, Mr. D.C. Dauch and Mr. Lancaster long-term incentives with a total award value, determined as a percentage of base salary, as follows:

	Total Award Value	Percentage of Base Salary
Michael K. Simonte	$415,300	154%
Yogendra N. Rahangdale	$1,081,020	300%
David C. Dauch	$501,460	152%
Patrick S. Lancaster	$399,710	155%
As previously disclosed, under the long-term incentive program approved by the Committee, the named executive officers will receive their total award value in a combination of stock options, performance awards and restricted stock. However, executives age 60 and over at the time of grant receive, in lieu of a grant of performance awards, an equivalent value in restricted stock.
The Committee awarded Mr. Simonte, Mr. Rahangdale, Mr. D.C. Dauch and Mr. Lancaster their total award values as follows:
•	Mr. Simonte and Mr. D.C. Dauch each received approximately 25% of the total award value in the form of stock options, 25% in the form of cash performance awards and 50% in the form of restricted stock.

•	Mr. Rahangdale and Mr. Lancaster each received approximately 25% of the total award value in the form of stock options and 75% in the form of restricted stock.
In accordance with the terms of his employment agreement, on June 25, 2008, the Committee also awarded 150,000 stock options and 59,192 shares of restricted stock to Mr. R.E. Dauch.
The number of shares awarded as options and restricted stock was calculated based on the average stock price for the 30-day period ending on February 20, 2008 (which period would have been used had the awards been made in March 2008 on AAM’s regular grant schedule). The awards vest over a period of approximately three years ending on March 14, 2011.
Annual Base Salary
On June 25, 2008, the Committee approved increases in the annual base salaries for Mr. Simonte, Mr. Rahangdale and Mr. Lancaster ranging from 4 to 6%, based on the recommendation of Mr. R. E. Dauch. The increases spanned the upper half of the range established by AAM’s merit program. The Committee approved an increase in Mr. D. C. Dauch’s base salary of 15%, in consideration of his recent promotion to President & Chief Operating Officer and the greater duties and responsibilities associated with his new position. In addition, in recognition of Mr. R.E. Dauch’s unique role and the value of the services he provides to AAM, the Committee approved an increase in his salary of 10%.

COMPENSATION COMMITTEE REVIEW AND DISCUSSION
The Committee has reviewed and discussed with management the above discussion and analysis of the determination of compensation for our named executive officers, as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended that the above disclosure be included in this Current Report on Form 8-K.
Compensation Committee of the Board of Directors
Forest J. Farmer, Chairman
John A. Casesa
Elizabeth A. Chappell
Thomas K. Walker
UPDATED 2007 SUMMARY COMPENSATION TABLE
The following table updates the compensation information for the fiscal year ended December 31, 2007, as reported in the Summary Compensation Table in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2008, to include the annual bonus payments described above in the Bonus Column and the Total compensation column.

						Change in
						Pension Value
						and
						Nonqualified
						Deferred	All Other
				Stock	Option	Compensation	Compen-
Name and		Salary	Bonus	Awards	Awards	Earnings	sation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Richard E. Dauch Co-Founder, Chairman & Chief Executive Officer	2007	1,473,336	8,500,000	5,597,764	2,401,038	608,372	94,684	18,675,194

Michael K. Simonte Group Vice President – Finance & Chief Financial Officer	2007	242,862	435,000	93,069	47,138	88,404	39,768	946,241

Yogendra N. Rahangdale Vice Chairman & Chief Technology Officer	2007	327,687	525,000	315,015	192,103	213,563	14,966	1,588,334

David C. Dauch President & Chief Operating Officer	2007	292,047	525,000	119,653	64,832	195,198	80,797	1,277,527

Patrick S. Lancaster Vice President, Chief Administrative Officer & Secretary	2007	258,600	378,000	95,698	47,446	222,013	31,874	1,033,631

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Michael K. Simonte
	Name:	Michael K. Simonte
	Title:	Group Vice President – Finance & Chief Financial Officer

Dated: June 27, 2008